Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Announces Operating Results for Third Quarter 2015

New York, November 5, 2015 - New York REIT, Inc. (NYSE: NYRT) (“NYRT” or the "Company"), a publicly traded real estate investment trust that acquires income-producing commercial real estate, including office and retail properties, in New York City, announced today its financial and operating results for the third quarter ended September 30, 2015.

Select Third Quarter Highlights and Subsequent Events

•
Announced a series of governance, strategic and operational actions intended to enhance value for stockholders and narrow the gap between net asset value ("NAV") and the Company's current common share price.

◦
The Company engaged the Eastdil Secured division of Wells Fargo Securities, a leading real estate investment banking firm, as strategic advisor to identify and evaluate potential strategic transactions at the asset or entity level;

◦
The Board of Directors ("Board") appointed Marc Rowan as a Director. In addition, the Board is completing its search for two additional independent directors, and expects to make an announcement shortly;

◦	The Company is continuing to pursue and execute on its previously announced plan to sell non-core, outer borough assets; and,

◦
The Company has discussed and agreed in concept to a joint venture with American Realty Capital New York City REIT, Inc. ("NYCR"), a non-traded REIT, in order to better align interests between the Company and NYCR. This agreement is in the process of being completed.

•	Closed on a $325.0 million financing commitment for 1440 Broadway, a 25-story institutional quality office building containing 747,854 square feet located just steps from Times Square.

•	Completed an amendment to the Company's credit facility with Capital One, National Association (the "Credit Facility").

•	Completed the sale of 163 Washington Avenue in Brooklyn, New York for a contract sale price of $37.7 million.

Results for the Quarter Ended September 30, 2015

•
Core FFO: Generated Core FFO of $18.0 million (or $0.11 per fully diluted share), compared to $19.8 million (or $0.12 per fully diluted share) in the third quarter 2014. Excluding non-cash compensation expense, Core FFO was $22.1 million (or $0.13 per fully diluted share), compared to $21.9 million (or $0.13 per fully diluted share) in the third quarter 2014.

•	Realized AFFO: Realized AFFO of $18.8 million (or $0.11 per fully diluted share), compared to $17.3 million (or $0.11 per fully diluted share) in the third quarter 2014.

•	Increased Cash NOI: Increased Cash NOI to $32.1 million from $26.3 million in the third quarter 2014, a 22% year-over-year increase.

•	Same Store Cash NOI: Recorded a 6% year-over-year increase in Same Store Cash NOI, including the Viceroy Hotel, of $28.1 million compared to $26.6 million in the third quarter 2014.

•	Occupancy: Maintained total occupancy of 97.2%, consistent with the occupancy at June 30, 2015.

•
Annualized Adjusted Cash NOI: Generated Annualized Adjusted Cash NOI (excluding the impact of free rent) of $135.7 million. (Excluding the Viceroy Hotel, Annualized Adjusted Cash NOI was $131.2 million).

•
Net Loss: Recorded a net loss attributable to stockholders of $12.8 million (or $0.08 per basic and fully diluted share), which includes deductions of $20.5 million for depreciation and amortization. See the attached tables and supplemental package attached as Exhibit 99.2 for a reconciliation of all non-GAAP measured contained herein.

Michael Happel, Chief Executive Officer and President of NYRT, said “We continue to make substantial progress executing on our strategic objectives in order to close the gap between share price and NAV. We have seen our share price rise to over $11.50. In fact, since the end of the second quarter our total return is over 18% while the MSCI US REIT Index is under 8% for the same period. Our third quarter results demonstrate the strength of our real estate portfolio, with same store cash NOI increasing 6% year-over-year while maintaining our portfolio occupancy of 97.2% as of September 30, 2015. We are very active in effecting a number of key previously announced steps in the areas of governance, strategy and operations. We will continue to listen closely to all of our stockholders and at the same time pursue actions we believe will ultimately maximize long-term stockholder value. If this should mean a sale of the Company on terms that the independent members of our Board determine to be in the best interest of stockholders, I will fully support their decision."

Portfolio Activity and Occupancy
The Company's portfolio remains stable. The overall portfolio occupancy was 97.2% as of September 30, 2015, consistent with the occupancy at June 30, 2015, with a weighted-average remaining lease term of 9.2 years.

163 Washington Avenue
In third quarter 2015, NYRT entered into a definitive agreement for the sale of 163 Washington Avenue in Brooklyn, New York. The transaction was completed on October 21, 2015 for a sale price of $37.7 million. Located in the up and coming Clinton Hill neighborhood of Brooklyn, 163 Washington Avenue is a Class A quality apartment building consisting of 49 rental units, one commercial unit, and 38 parking spaces. Holliday Fenoglio Fowler, LP acted on the Company's behalf in this sale.
245-249 West 17th Street
NYRT executed a lease for approximately 2,800 square feet at 245-249 West 17th Street, which includes a 12-story office tower combined with an adjacent 6-story mixed use building containing approximately 281,000 rentable square feet, bringing total occupancy at that property to 100%.

Financing Activities
1440 Broadway
At the end of the third quarter, NYRT closed on a $325 million financing commitment for 1440 Broadway, a 25-story institutional quality office building containing 747,854 square feet located close to Times Square.
Credit Facility Amendment
During the third quarter, the Company completed certain amendments to its Credit Facility. The primary amendments were to allow the Viceroy Hotel to be added to the borrowing base and to adjust the debt service coverage ratio required for additional draw down on the Credit Facility.

Financial Strength and Liquidity
NYRT’s combined total debt to enterprise value was 44% as of September 30, 2015. Enterprise value of $3 billion is based on the September 30, 2015 closing share price of $10.06, 167.6 million fully diluted shares outstanding and the quarter end total combined debt of $1.3 billion, which includes NYRT’s pro rata share of unconsolidated debt.
As of September 30, 2015, combined interest coverage was 3.0X based on Adjusted EBITDA. The weighted average interest rate on NYRT’s combined outstanding debt of $1.3 billion was 3.5% with an average remaining term of 4.4 years (4.6 years including extensions).

Dividends
During the third quarter 2015, NYRT continued to pay monthly distributions of $0.038 per common share, representing an annualized distribution of $0.46 per share. Core FFO and AFFO payout ratios for the third quarter 2015 were 107% and 103%, respectively. In addition, NYRT announced distributions for October, November and December at the same rate of $0.038 per common share. Distributions are payable on October 15, 2015, November 13, 2015 and December 15, 2015, to stockholders of record at the close of business on October 8, 2015, November 6, 2015 and December 8, 2015, respectively. The October distribution was paid on October 15, 2015.

Initiatives to Enhance Stockholder Value
Subsequent to quarter-end, on October 1, 2015, NYRT reiterated a series of governance, strategic and operational actions intended to enhance value for all stockholders and narrow the gap between NAV and the Company’s current common share price.
NYRT’s senior management and the Board unanimously endorsed the following actions:

•
The Company engaged the Eastdil Secured division of Wells Fargo Securities, a leading real estate investment banking firm, as strategic advisor to identify and evaluate potential strategic transactions at the asset or entity level;

•	The Board appointed Marc Rowan as a Director. In addition, the Board is completing its search for two additional independent directors, and expects to make an announcement shortly;

•	The Company continues to pursue its previously announced plan to sell non-core, outer-borough assets; and

•
The Company has discussed and agreed in concept to a joint venture arrangement with American Realty Capital New York City REIT, Inc., a non-traded REIT, in order to better align interests between the Company and NYCR. This agreement is in the process of being completed.

Share Repurchase Program
Share repurchases may be made from time to time in the open market or in privately negotiated transactions, at management's discretion and in accordance with applicable securities laws. The timing of repurchases and the exact number of shares of common stock that may be repurchased will depend upon market conditions and other factors, including the availability of cash, compliance with the covenants in the NYRT's debt documents and safe harbor rules. NYRT expects to fund repurchases using excess cash from property sales, cash on hand, and cash generated from operations. As of September 30, 2015, NYRT had not repurchased any shares.

Conference Call
NYRT will host a conference call on November 5, 2015 at 11:00 a.m. ET to discuss financial and operating results for the third quarter 2015.
Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the NYRT website, www.nyrt.com, in the “Investor Relations” section.
To listen to the live call, please go to NYRT's “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the NYRT website at www.nyrt.com.

Conference Call Details
Live Call
Dial In (Toll Free): 1-888-317-6003
International Dial In (Toll Free): 1-412-317-6061
Canada Dial In (Toll Free): 1-866-284-3684
Participant Elite Entry Number: 6733389

Conference Replay*
Domestic Dial In (Toll Free): 1-877-344-7529
International Dial In (Toll Free): 1-412-317-0088
Canada Dial In (Toll Free): 1-855-669-9658
Conference Number: 10074501
*Available one hour after the end of the conference call through February 5, 2016 at 9:00 a.m. ET.

Supplemental Schedules
NYRT has filed supplemental information packages with the Securities and Exchange Commission ("SEC") to provide additional disclosure and financial information for the benefit of NYRT’s various stakeholders, including reconciliations of all non-GAAP measures contained in this press release. The supplemental package can be found under the “Presentations” tab in the Investor Relations section of NYRT’s website at www.nyrt.com and on the SEC website at www.sec.gov.

About NYRT
NYRT is a publicly traded real estate investment trust listed on the NYSE that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements. These forward looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements NYRT makes. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns.
The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to: the impact of current and future regulation; the impact of credit rating changes; the effects of competition; the ability to attract, develop and retain executives and other qualified employees; changes in general economic or market conditions; and other factors, many of which are beyond NYRT’s control, including other factors included in NYRT’s reports filed with the SEC, particularly in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of NYRT's latest Annual Report on Form 10-K for year ended December 31, 2014, filed with the SEC on May 11, 2015, as such Risk Factors may be updated from time to time in subsequent reports. NYRT does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contacts:
Michael A. Happel	Andrew G. Backman	Tim Cifelli
CEO & President	Managing Director	President
New York REIT, Inc.	Investor Relations / Public Relations	DDCworks
mhappel@nyrt.com	abackman@nyrt.com	tcifelli@ddcworks.com
(212) 415-6500	(917) 475-2135	(484) 342-3600

NEW YORK REIT, INC.
Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2015	2014
ASSETS	(Unaudited)
Real estate investments, at cost:
Land	$487,808	$494,065
Buildings, fixtures and improvements	1,231,204	1,235,918
Acquired intangible assets	156,609	158,383
Total real estate investments, at cost	1,875,621	1,888,366
Less accumulated depreciation and amortization	(183,775)	(124,178)
Total real estate investments, net	1,691,846	1,764,188
Cash and cash equivalents	20,423	22,512
Funds held in escrow	48,768	—
Restricted cash	6,284	6,347
Investment securities, at fair value	243	4,659
Investments in unconsolidated joint venture	223,229	225,501
Real estate assets held for sale, net	27,482	—
Preferred equity investment	—	35,100
Derivatives, at fair value	371	205
Tenant and other receivables	5,519	4,833
Unbilled rent receivables	41,580	30,866
Prepaid expenses and other assets	8,558	13,195
Deferred costs, net	21,716	13,429
Total assets	$2,096,019	$2,120,835
LIABILITIES AND EQUITY
Mortgage notes payable	$388,537	$172,242
Credit facility	485,000	635,000
Market lease intangibles, net	75,385	84,220
Derivatives, at fair value	2,320	1,276
Accounts payable, accrued expenses and other liabilities	28,768	27,850
Deferred rent	3,839	4,550
Dividends payable	26	20
Total liabilities	983,875	925,158
Common stock	1,626	1,622
Additional paid-in capital	1,402,990	1,401,619
Accumulated other comprehensive loss	(2,301)	(816)
Accumulated deficit	(341,110)	(255,478)
Total stockholders' equity	1,061,205	1,146,947
Non-controlling interests	50,939	48,730
Total equity	1,112,144	1,195,677
Total liabilities and equity	$2,096,019	$2,120,835

 NEW YORK REIT, INC.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues:
Rental income	$32,510	$30,246	$97,171	$83,521
Hotel revenue	7,054	6,051	18,626	15,498
Operating expense reimbursements and other revenue	5,044	4,217	13,390	11,036
Total revenues	44,608	40,514	129,187	110,055
Operating expenses:
Property operating	11,197	9,297	32,264	26,459
Hotel operating	6,525	6,260	18,690	17,182
Operating fees incurred from the Advisor	3,121	2,980	9,366	5,254
Acquisition and transaction related	2,850	4,436	3,071	16,082
Vesting of asset management fees	—	—	—	11,500
Change in fair value of listing promote	—	(24,700)	—	13,400
General and administrative	2,438	864	9,154	3,085
General and administrative, equity-based compensation	4,081	2,475	6,518	4,373
Depreciation and amortization	20,484	21,657	63,370	62,892
Total operating expenses	50,696	23,269	142,433	160,227
Operating income (loss)	(6,088)	17,245	(13,246)	(50,172)
Other income (expenses):
Interest expense	(7,172)	(8,407)	(19,129)	(17,159)
Income (loss) from unconsolidated joint venture	473	(85)	1,278	(1,121)
Income from preferred equity investment, investment securities and interest	141	769	1,079	2,070
Gain (loss) on derivative instruments	(540)	—	(544)	1
Total other expenses	(7,098)	(7,723)	(17,316)	(16,209)
Net income (loss)	(13,186)	9,522	(30,562)	(66,381)
Net loss attributable to non-controlling interests	434	173	952	683
Net income (loss) attributable to stockholders	$(12,752)	$9,695	$(29,610)	$(65,698)

Basic net income (loss) per share attributable to stockholders	$(0.08)	$0.06	$(0.18)	$(0.39)
Diluted net income (loss) per share attributable to stockholders	$(0.08)	$0.05	$(0.18)	$(0.39)

NEW YORK REIT, INC.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	March 31, 2015	June 30, 2015	September 30, 2015	September 30, 2015
Net loss (in accordance with GAAP)	$(8,460)	$(8,916)	$(13,186)	$(30,562)
Depreciation and amortization, net of adjustments related to joint ventures	20,723	22,144	20,477	63,344
Depreciation and amortization related to unconsolidated joint venture(1)	6,431	6,439	6,478	19,348
FFO	18,694	19,667	13,769	52,130
Acquisition and transaction-related expenses(2)	125	96	2,850	3,071
Gain on sale of investment securities	(48)	—	(54)	(102)
Non-recurring other income	(158)	—	—	(158)
Non-recurring general and administrative expense(3)	500	1,500	—	2,000
Non-recurring straight-line rent bad debt expense	529	8	—	537
Non-recurring derivative losses	—	—	423	423
Non-recurring deferred financing costs(4)	—	—	1,060	1,060
Core FFO	19,642	21,271	18,048	58,961
Non-cash compensation expense(5)	248	2,189	4,081	6,518
Deferred financing costs	1,138	1,162	1,179	3,479
Seller free rent credit	3,679	872	197	4,748
Amortization of market lease intangibles	(2,124)	(1,842)	(1,843)	(5,809)
Mark-to-market adjustments on derivatives	4	—	117	121
Straight-line rent	(5,870)	(2,856)	(2,525)	(11,251)
Straight-line ground rent	987	787	719	2,493
Leasing commissions - second generation	(3)	(3)	(12)	(18)
Building improvements - second generation	(9)	(51)	(201)	(261)
Proportionate share of straight-line rent related to unconsolidated joint venture	(714)	(773)	(988)	(2,475)
AFFO	$16,978	$20,756	$18,772	$56,506
___________________________

(1)	Proportionate share of depreciation and amortization related to unconsolidated joint venture and amortization of difference in basis.

(2)	Acquisition and transaction-related expenses for the third quarter 2015 primarily represent costs associated with mortgage payoffs and the Company's Credit Facility amendment.

(3)	Represents the Company's estimate of non-recurring audit fees.

(4)	Represents deferred financing costs that were written off as a result of paying off mortgages in advance of their scheduled maturity dates.

(5)
During the second quarter of 2015, the Company excluded equity-based compensation from its calculation of Core FFO for the first time. During the third quarter of 2015, the Company reverted to its previous practice of excluding the impact of non-cash compensation expense from the reconciliation to Core FFO to the reconciliation to AFFO.

NEW YORK REIT, INC.

Reconciliation of Net Loss to Adjusted EBITDA, NOI and Cash NOI
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands)	March 31, 2015	June 30, 2015	September 30, 2015	September 30, 2015
Net loss (in accordance with GAAP)	$(8,460)	$(8,916)	$(13,186)	$(30,562)
Acquisition and transaction related	125	96	2,850	3,071
Depreciation and amortization	20,732	22,154	20,484	63,370
Interest expense	5,933	6,024	7,172	19,129
Loss on derivatives	4	—	540	544
Adjustments related to unconsolidated joint venture(1)	11,264	11,324	11,418	34,006
Adjusted EBITDA	29,598	30,682	29,278	89,558
General and administrative	3,950	5,203	6,519	15,672
Asset management fee to the Advisor	3,144	3,101	3,121	9,366
Income from preferred equity investment, investment securities and interest	(930)	(8)	(141)	(1,079)
Preferred return on unconsolidated joint venture	(3,851)	(3,894)	(3,936)	(11,681)
Proportionate share of other adjustments related to unconsolidated joint venture	1,883	1,905	1,924	5,712
NOI	33,794	36,989	36,765	107,548
Amortization of above/below market lease assets and liabilities	(2,124)	(1,842)	(1,843)	(5,809)
Straight-line rent	(5,341)	(2,848)	(2,525)	(10,714)
Straight-line ground rent	987	787	719	2,493
Proportionate share of adjustments related to unconsolidated joint venture	(714)	(773)	(988)	(2,475)
Cash NOI	26,602	32,313	32,128	91,043
Free rent	4,498	1,880	1,808	8,186
Adjusted Cash NOI	$31,100	$34,193	$33,936	$99,229
_________________

(1)	Proportionate share of adjustments related to unconsolidated joint venture and amortization of difference in basis.

Non-GAAP Financial Measures
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (“NAREIT”), an industry trade group, has promulgated a measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure but is not equivalent to our net income or loss as determined under GAAP.
We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment writedowns, plus depreciation and amortization, after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss). However, FFO, core funds from operations ("Core FFO") and adjusted funds from operations (“AFFO”), as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. In calculating FFO, Core FFO and AFFO, other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.
Core FFO is FFO, excluding acquisition and transaction related costs and other costs that are considered to be non-recurring, such as gains on sales of securities and investments, non-recurring revenue, gains, losses and expenses related to the early extinguishment of debt and other non-recurring expenses. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to pay dividends or other amounts to our stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs and non-recurring revenues and expenses, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains or losses on contingent valuation rights. We also exclude dividends on Class B units as the related shares are assumed to have converted to common stock in our calculation of fully diluted weighted average shares of common stock. In addition, by excluding non-cash income and expense items such as equity-based compensation expenses, amortization of above-market and below-market lease intangibles, amortization of deferred financing costs and straight-line rent from AFFO, we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. Similarly, we include items such as free rent credits paid by sellers in our calculation of AFFO because these funds are paid to us during the free rent period and therefore improve our liquidity. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not making a significant number of acquisitions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, the ability to fund dividends or distributions in the future, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Adjusted Cash Net Operating Income.
We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investments securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. NOI is adjusted to include our pro rata share of NOI from unconsolidated joint ventures. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is NOI presented on a cash basis, which is NOI after eliminating the effects of straight-lining of rent and the amortization of above and below market leases.
Adjusted Cash NOI is Cash NOI after eliminating the effects of free rent.